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                               INDEMNITY AGREEMENT


                  INDEMNITY AGREEMENT (this "Agreement"), dated as of April 2, 2003, by and among Pegasus Satellite Communications, Inc., a Delaware corporation ("PSC"), Pegasus Media & Communications Finance Corporation, a Delaware corporation and a wholly-owned subsidiary of PSC (the "Borrower") and DBS Investors Agent, Inc., a Delaware corporation, as agent for the Lenders party to the Term Loan Agreement (as defined below) (in such capacity, the "Agent"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Term Loan Agreement.

                  WHEREAS, the Borrower, the institutions from time to time party to the Term Loan Agreement (the "Lenders") and the Agent have entered into a Term Loan Agreement, dated the date hereof (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Term Loan Agreement"); and

                  WHEREAS, it is a condition precedent to the effectiveness of the Term Loan Agreement that this Agreement be entered into.

                  NOW, THEREFORE, in consideration of the premises and the mutual undertakings in this Agreement, the parties hereto agree as follows:

                  1. General Indemnity and Expense Reimbursement. PSC agrees:

                        (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, interpretation and execution of, and any amendment, supplement or modification to, the Term Loan Agreement, the Notes and any other Transaction Documents and the consummation and administration of the transactions contemplated hereby, including without limitation the reasonable fees and disbursements of (i) counsel to the Agent (including, without limitation, the fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP or similar counsel), and (ii) such agents of the Agent not regularly in its employ, and accountants, other auditing services, consultants and appraisers engaged by or on behalf of the Agent or by the Borrower at the request of the Agent (collectively, "Third Parties");

                        (b) to pay or reimburse the Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Term Loan Agreement, the Notes and any other Loan Documents, including, without limitation, the reasonable fees and disbursements of (i) counsel to the Agent and (ii) Third Parties;

                        (c) in the event of the occurrence of an Event of Default hereunder, to, immediately upon request of any Lender from time to time, pay or reimburse the Lenders for the reasonable fees and disbursements of counsel for the respective Lenders engaged for the preservation or enforcement of such Lender's rights under the Term Loan Agreement or any other Loan Documents relating to such Event of Default;







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                        (d) to pay, indemnify, and hold each Lender and the
Agent harmless from, any and all recording and filing fees and taxes, lien discharge fees and taxes, intangible taxes and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Term Loan Agreement, the Notes and any other Loan Documents;

                        (e) to pay, indemnify, and hold each Lender and the Agent (and their respective directors, officers, employees, agents and other affiliates) harmless (including, without limitation, for the fees and disbursements of counsel) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or any transaction contemplated by, any Loan Document or the use or proposed use of the proceeds of the Loans or the refinancing or restructuring of the credit arrangement provided under this Agreement in the nature of a "work-out" or any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of any Company or any other party other than the Lender or the Agent to any Loan Document or in connection with any pending or future litigations involving any Company or PCC, including the Litigation (all the foregoing in this clause (e), collectively, the "indemnified liabilities"); and

                        (f) not, without the Agent's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claims, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Lender or the Agent is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Lender and the Agent from any liabilities arising out of such action, claim, suit or proceeding.

provided, that PSC shall have no obligation hereunder to any Lender or the Agent with respect to indemnified liabilities arising from the gross negligence or willful misconduct of any such Lender or the Agent.

                  2. Environmental Indemnity. Without limiting the generality of
Section 1, in consideration of the execution and delivery of the Term Loan Agreement by the Lenders and the making of the Loans, PSC hereby indemnifies, exonerates and holds the Lenders and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Environmental Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:


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                        (a) any investigation, litigation or proceeding related
to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by PCC or any Company of any Hazardous Material; or

                        (b) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by PCC or any Company of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expense or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, PCC or any Company;

except, in each case, for any such Environmental Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's negligence or misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Environmental Liabilities which is permissible under applicable law.

                  3. Closing and Non-Solicitation.

                        (a) From the Agreement Effective Date until the Commitment Termination Date, each of PSC and the Borrower shall, and shall cause PCC and the Operating Companies to, use their respective reasonable best efforts to take, or cause to be taken, all appropriate actions, and do, or cause to be done, all things necessary and appropriate to cause the conditions to making the initial Loans under Section 3.01 of the Term Loan Agreement (including, without limitation, the conditions set forth in Section 3.01(i) and 3.01(l) of the Term Loan Agreement ) to be satisfied and to consummate the making of the initial Loans as soon as practicable; provided, that the Companies shall not be required to solicit the consent of the holders of the Existing PSC Indebtedness for approval of the amendments specified in Section 3.01(l) of the Term Loan Agreement if the trustees for such Indebtedness do not agree to enter into amendments to satisfy such condition. If, notwithstanding the previous sentence, the condition set forth in Section 3.01(l) of the Term Loan Agreement is not satisfied by the Commitment Termination Date, then, if the Agent so elects, PSC shall use its reasonable best efforts to negotiate with the Agent for a period of thirty (30) days from the date PSC notifies the Agent that the condition set forth in Section 3.01(l) of the Term Loan Agreement cannot be satisfied without obtaining the consent of the holders of the Existing PSC Indebtedness in good faith to restructure the transactions contemplated by the Term Loan Agreement with PSC acting as the borrower thereunder but otherwise with the same terms and conditions (including covenants, interest rate, maturity and the payment of all other fees and expenses) as are set forth in the Term Loan Agreement.



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                        (b) In the event the Closing Date shall not have
occurred on or prior to the date which is eleven (11) Business Days following the date on which (i) the conditions set forth in Section 3.01(i) and 3.01(l) of the Term Loan Agreement shall have been satisfied and (ii) the Agent shall have informed the Borrower that the Borrower has satisfied all of the conditions to funding the initial Loans other than the conditions set forth in Section 3.01(c), (d), (f), (g), (j), (k), (m), (n) and (o) and in Section 3.02(e) and
(g) of the Term Loan Agreement (a "Condition Satisfaction Event"), PSC agrees to
(x) pay to the Agent, for the ratable benefit of the Lenders, a non-refundable fee in the amount of $3,100,000 (less (i) fees previously paid pursuant to Section 1.07(a) of the Term Loan Agreement and (ii) any Extension Fee previously paid) in immediately available funds and (y) cause PCC to issue to the Lenders, on a ratable basis in accordance with the pro rata percentages specified in the Warrant Agreements, 500,000 warrants, in each case, on the earlier of the Closing Date or the Commitment Termination Date. If the Closing Date occurs, the payment of the foregoing fees and the issuance of the 500,000 warrants shall be credited (but shall not be in substitution for) against fees otherwise payable pursuant to the Term Loan Agreement and warrants otherwise issuable pursuant to the Warrant Agreements. The foregoing fee shall not be deemed to eliminate or otherwise limit PSC's and the Borrower's obligations under Section 3(a) of this Agreement and shall be in addition to any other rights and remedies the Agent may have under this Agreement or otherwise.

                        (c) From the Agreement Effective Date to the earlier to occur of the Closing Date and the Commitment Termination Date, each of PSC and the Borrower shall not, and shall not permit, PCC or any Operating Company to:

                            (i) initiate, solicit, encourage, discuss, negotiate
or accept any inquiries, proposals or offers (whether initiated by PCC or any Company or otherwise) or otherwise enter into definitive agreements with respect to (x) the issuance or arrangement of any senior secured financing (including any such financing that purports to grant a second priority lien on the capital stock of PM&C) or any other Indebtedness by PCC or any Company unless both (I) such Indebtedness is permitted under the Term Loan Agreement and (II) the proceeds of such Indebtedness are not contributed, loaned or paid to PM&C or any other Operating Company or used to redeem or repurchase any Indebtedness of PM&C or any other Operating Company (including the Original Subordinated Notes) or
(y) any (I) refinancing or replacement of the Indebtedness under the Credit Agreement or (II) other amendment, modification, waiver, restatement or supplement to the Credit Agreement to extend the maturity date of the revolving loans under the Credit Agreement and to permit PM&C to use borrowings of revolving loans under such Credit Agreement to repurchase or redeem the Original Subordinated Notes (any issuance, arrangement or transaction of the type described in the foregoing clauses (x) and (y) being referred to as an "Alternative Senior Financing Transaction") from any party other than the Agent and the Lenders;

                            (ii) provide information to any other party, or
review information of any other party, in connection with an Alternative Senior Financing Transaction; or



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                            (iii) enter into any contract, agreement or
arrangement with any party, concerning or relating to an Alternative Senior Financing Transaction.

                        Notwithstanding the foregoing and not limiting or restricting PSC's and the Borrower's obligations under this Section 3, each of PSC and the Borrower may, and may permit PCC or any Operating Company to:

                            (i) use their reasonable best efforts to solicit the
lenders under the Credit Agreement to obtain the consent required to satisfy the conditions set forth in Section 3.1(i) of the Term Loan Agreement;

                            (ii) solicit, respond to and discuss inquiries and
offers from third parties for the provision of the letter of credit contemplated by the L/C Facility or the PM&C L/C Facility;

                            (iii) respond to and discuss bona fide, unsolicited
inquiries received from third parties for the issuance and sale of unsecured PSC Indebtedness, the proceeds of which would be contributed, loaned or paid to PM&C or any other Operating Company or used to redeem or repurchase the Original Subordinated Notes; and

                            (iv) initiate, solicit, negotiate, respond to and
discuss, with the existing lenders under the Credit Agreement, a refinancing or replacement of the Indebtedness under the Credit Agreement or other amendment, waiver, restatement or supplement to the Credit Agreement to extend the maturity date of the revolving loans under the Credit Agreement that in either such case permits the Borrower to consummate the transactions under the Term Loan Agreement and permits PM&C to use borrowings under the Term Loan Agreement to repurchase or redeem the Original Subordinated Notes.

                        (d) From the Agreement Effective Date to the Commitment Termination Date, upon receipt of (i) an unsolicited inquiry, proposal or offer with respect to any Alternative Senior Financing Transaction or (ii) any information that such an inquiry, proposal or offer is likely to be made, PSC or the Borrower shall provide the Agent with immediate notice thereof, and will notify the Agent immediately of any subsequent developments with respect to such inquiries, proposals or offers, which notices shall include the terms of, and the identity of the Person or Persons making such inquiry, proposal or offer.

                        (e) If the Closing Date does not occur by the Commitment Termination Date but any of the Borrower, PSC, PCC or any other Company enters into an agreement for an Alternative Senior Financing Transaction or otherwise consummates an Alternative Senior Financing Transaction within sixty (60) days of the Commitment Termination Date (an "Alternative Transaction Event"; and collectively with the Conditions Satisfaction Event, a "Triggering Event"), then in addition to any other rights and remedies the Agent may have under this Agreement, the Term Loan Agreement or otherwise, PSC and the Borrower agree to
(i) pay to the Agent, for the ratable benefit of the Lenders, a non-refundable



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fee in an amount of $3,100,000 (less (A) fees previously paid pursuant to
Section 1.07(a) of the Term Loan Agreement and (B) any Extension Fee previously paid) in immediately available funds and (ii) cause PCC to issue to the Lenders, on a ratable basis in accordance with the pro rata percentages specified in the Warrant Agreements, 500,000 warrants, in each case payable or issuable on the date such agreement is executed or the Alternative Senior Financing Transaction is consummated.

                  4. Termination. The provisions of Sections 1 and 2 of this Agreement shall apply to the period commencing the date hereof and ending on the Closing Date. The provisions of Section 3 of this Agreement, shall remain in full force and effect regardless of any termination under the Term Loan Agreement until the dates specified in such Section.

                  5. Specific Performance. Damages in the event of breach of this Agreement by any party to this Agreement would be difficult, if not impossible, to ascertain, and it is therefore agreed that each party to this Agreement, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each party to this Agreement hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any party to this Agreement from pursuing any other rights and remedies at law or in equity, which any party to this Agreement may have.

                  6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  7. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York (without giving effect to any conflicts or choice of laws provisions that would cause the application of the domestic substantive laws of any other jurisdiction).

                  8. Assignability; Successors and Assigns. No party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the express prior written consent of the other parties hereto. Notwithstanding anything to the contrary herein, no assignment of this Agreement or any of the rights or interests hereunder shall relieve the assignor of any liability or obligation hereunder. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  9. Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom such waiver, amendment, supplement or modification it is sought to be enforced.


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                  10. Counterparts. This Agreement may be executed by the
parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, each of which shall be an original and all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.



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                  IN WITNESS WHEREOF, the parties have duly executed this
Agreement as of the day and year first above written.

                                                  PEGASUS SATELLITE
                                                  COMMUNICATIONS, INC.


                                                  By:     /s/ Ted S. Lodge
                                                     ---------------------------
                                                     Name: Ted S. Lodge
                                                     Title: President and Chief
                                                            Operating Officer


                                                  PEGASUS MEDIA &
                                                  COMMUNICATIONS FINANCE
                                                  CORPORATION


                                                  By:     /s/ Ted S. Lodge
                                                     ---------------------------
                                                     Name:  Ted S. Lodge
                                                     Title: President and Chief
                                                            Operating Officer


                                                  DBS INVESTORS AGENT, INC., on
                                                    behalf of itself and the
                                                    Lenders party to the Term
                                                    Loan Agreement


                                                  By:     /s/ Jonathan I. Berger
                                                     ---------------------------
                                                     Name:  Jonathan I. Berger
                                                     Title: President and
                                                            Secretary






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